UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 0R 15(d) OF THE

                       SECURITIES AND EXCHANGE ACT OF 1934

                          ----------------------------

        DATE OF REPORT (Date of earliest event reported): April 20, 2004

                           ---------------------------

                                 MONROE BANCORP
             (Exact Name of Registrant as Specified in its Charter)

                           --------------------------

                          INDIANA 000-31951 35-1594017
 (State or other jurisdiction (Commission File No.) (IRS Employer Identification
                             of incorporation) No.)

                            210 East Kirkwood Avenue
                              Bloomington, IN 47408
          (Address of Principal Executive Offices, including Zip Code)

                                 (812) 336-0201
              (Registrant's Telephone Number, including Area Code)

Item 9.  Regulation FD Disclosure.


Item 12. Results of Operations and Financial Condition.

               On April 20, 2004, Monroe Bancorp issued a press release setting forth first quarter 2004 earnings and a financial summary herein as Exhibit 99 for reporting under items 9 and 12.

               In January 2003, the United States Securities and Exchange Commission ("SEC") issued Regulation G, "Conditions for Use of Non-GAAP Financial Measures." A non-GAAP financial measure is a numerical measure of a company's historical or future performance, financial position, or cash flow that excludes (includes) amounts or adjustments that are included (excluded) in the most directly comparable measure calculated in accordance with generally accepted accounting principles ("GAAP"). Regulation G requires companies that present non-GAAP financial measures to disclose a numerical reconciliation to the most directly comparable measurement using GAAP as well as the reason why the non-GAAP measure is an important measure.

               Management has used one non-GAAP financial measure in this press release. We report Noninterest Expense without the effect of unrealized appreciation and depreciation on securities in a grantor trust (rabbi trust). Unrealized appreciation and depreciation in the rabbi trust is entirely offset by related income and has no effect on the Company's net income.


               Exhibit 99 Press release dated April 20, 2004

                                    SIGNATURE
                                    ---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE:  April 20, 2004

                                 MONROE BANCORP



                                 /s/ Gordon M. Dyott
                                 -------------------
                                 Gordon M. Dyott
                                 Executive Vice President,
                                 Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit Number    Exhibit
--------------    -------

99                Press Release, dated April 20, 2004